Exhibit 10.3

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

Contract No.: TYKJY________

Qidi (Taiyuan) Science & Technology Park
Investment & Development Co., Ltd.

Leasing Contract

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd. (hereinafter referred to as "The Party A") and Liulin Junhao Coking Coal Trading Co., Ltd. (hereinafter referred to as "The Party B") sign the property leasing contract (hereinafter referred to as "The contract") on  ____, 2016 (date) in Taiyuan.

Two parties involved in the contract are called "Both parties" jointly, and each party for "One party".

Both parties come to an agreement in allusion to following articles through friendly negotiation according to Contract Law of People's Republic of China and provisions on relevant laws and regulations on the basis of equality and mutual benefit:

Article 1 Both parties of the contract

1.1 Both parties involved in the contract include:

The Party A (lessor): Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

Registered address: F9, No.170, Jinyang Street, Taiyuan High-tech Zone

Phone number:	Fax:
Legal representative: Dong Jun	Post: President

The Party B (leasee): Liulin Junhao Coking Coal Trading Co., Ltd.

Registered address: Liulin County Coal Washing Plant., Lvyang

Phone number: Fax:  ________

Legal representative: Liu Jinwen	Post: General Manager

Article 2 Basic condition, purpose and tenancy of property to be leased

2.1 Name of property to be leased: THTI Holding Innovation Base

2.2 Location of property to be leased: the property to be leased by the Party B is located at Room 12.4-12.5, F12, Tower C, No.529, South Zhonghuan Street, Taiyuan (see the drawing for specific location).

2.3 Purpose: the Party B leases the property under the contract as the office room of the Party B (namely scriptorium).

2.4 Area to be leased: 290 square meters

2.5 Tenancy: from December 1, 2016 to November 30, 2018, 24 months totally

Article 3 Rent and performance bond

3.1 Rent: the daily rent of the area leased per square meter is RMB0.75 (tax-inclusive) within the agreed tenancy in the contract; the area of the leased property is 290 square meters, and the annual rent is RMB79387.50 (amount in words: RMB seventy-nine thousand three hundred eighty-seven and five Jiao).

3.2 Mode of rent payment: Party B shall pay the annual rent in accordance with the principle of payment first for use; on the basis of 365 days each year, the Party B shall pay the rent of the first year to the Party A or the account specified by the Party A within 5 working days after signing the contact. From then on, the Party B shall pay the rent of next year to the Party A or the account specified by the Party A in the final month every year. The Party A shall issue the receipt manufactured under supervision of tax authority or finance department of the district and above to the Party B upon receiving the rent.

3.3 Performance bond: the performance bond is RMB52925.00 (amount in words: RMB fifty two thousand nine hundred and twenty five). The Party B shall pay the above-mentioned performance bond to the Party A within 5 working days after signing the contract, and the Party A shall issue the receipt to the Party B.

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

Account name: Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

Bank of deposit: Jincheng Bank, Taiyuan Xiaodian Branch

Account No.:

Bank No.:

3.4 Detainment and return of performance bond: the Party A shall return the performance bond (without interest) to the Party B within 3 working days on the date of completion of the contract on the premise that the Party B implements the obligations in the contract fully. If the Party B violates against the contract, the Party A shall have the right to detain the loss, default money, overdue rent and so on of the from the performance bond; if the performance bond is not enough to pay the above-mentioned money, the Party A can require the Party B to continuously pay off the rest. When the performance bond is detained and the contract is implemented continuously, the Party B shall make up the performance bond within 7 working days since the date of receiving the notice of the Party B requiring making up the performance bond. If the Party B fails to make up the performance bond timely, the Party B shall bear the overdue penalty which is 1% of the performance bond each day; and if the Party B fails to make up the performance bond within 30 working days, the Party A shall have the right to terminate the contract.

3.5 It would not keeping the Party A from requiring the Party B to bear other responsibilities for breach of contract if the Party A detains the responsibility for breach of contract in accordance with the agreement in the contract.

3.6 The rent shall not include the property management fees, bank charge when the Party B pays the rent and various taxes and dues that the Party B shall bear.

Article 4 Property management and expenses
4.1 The Party A entrusts the property company to offer property management and services to THTI Holding Innovation Base; and specific property expenses shall be otherwise specified in the property service agreement signed by the Party B and the property company entrusted by the Party A.

4.2 The property management services include maintenance and running of equipments and facilities of public area, environmental greening, cleaning, order maintenance and other conventional services.

Article 5 Other expenses

5.1 The Party B shall bear following expenses voluntarily in accordance with the actual using condition besides the rent, property management fees and heating fee:

5.1.1 Electricity fee used during leasing the house;

5.1.2 Expenses of cold water and hot water.

5.1.3 Network, cable bill and telephone bill;

5.1.4 Special property service expenses: the expenses generated when the Party B entrusts the Party A or the property management company recruited and selected by the Party A to offer other services outside the agreement of the contract, for example, the Party B put forward the requirement of employing the cleaning worker to the Party A or the property management company recruited and selected by the Party A.

Article 6 Basic conditions of the building

6.1 Public part

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

6.1.1 Air condition system: freon refrigeration central air conditioner system, balance type fresh air system;

6.1.2 Vertical transportation system: variable-frequency speed-governing elevator;

6.1.3 Security monitoring system: 24h monitoring of the public area;

6.1.4 Fire alarm system: central monitoring, intelligent smoke-sensing probe, and fire-fighting manual alarm system;

6.1.5 Parking: parking lots under and over the ground.

6.2 Office room

6.2.1 Standard of basic power supply (high voltage room of the floor): meet the normal office demand;

6.2.2 Arrangement of internal part: refined decoration

6.2.3 Network system (weak voltage room of the floor): 30m2/point within the data point set, 30m2/point within the voice point set;

6.2.4 Average weight: 200kg/m2 within the area

Article 7 Obligations of both parties

7.1 Besides other obligations and liabilities specified in the contract, the Party A shall also bear following obligations:

7.1.1 Hand over the leased property which is in line with the contract to the Party B in accordance with the entering time specified in the contract.

7.1.2 Offer various facilities specified in the contract, check, repair and maintain the park and its supporting equipments regularly to ensure normal operation of various supporting equipments in the park and ensure safe and normal use of the Party B.

7.1.3 Support the Party B to handle various entering formalities.

7.1.4 If the Party A indeed needs to resume the house within the tenancy, give the written notice to the Party B 30 working days before.

7.2 Besides other obligations and liabilities specified in the contract, the Party B shall also bear following obligations:

7.2.1 Submit the copy of authentic and valid business license, copy of ID card of legal representative to the Party A for reference while signing the contract.

7.2.2 Pay the rent, property management fees and various expenses on time in accordance with agreement of the contract.

7.2.3 Comply with various rules and regulations of the park.

7.2.4 The Party B shall give the notice to the Party A or the property management company recruited and selected by the Party A timely when the property or facilities and equipments in the park are damaged due to misuse of the property or facilities and equipments in the park or malicious damage, and bear the expenses and loss generated therefrom.

7.2.5 The Party B shall give the notice to the Party A or the property management company recruited and selected by the Party A timely when the equipments and facilities offered by the Party A and leased by the Party B are damaged not because of the Party B, and the property management company shall arrange to repair timely.

7.2.6 If others or properties of others are damaged due to inappropriate using, management and maintenance of the leased property, the Party B shall solve the disputes voluntarily. Further, the Party A shall have the right to recourse against the Party B if the Party A is required to bear the liabilities due to these disputes.

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

7.2.7 The house leased by the Party B is the house of the Party A after refined decoration, and the Party B shall not change the structure of the house leased privately. If requiring the secondary decoration of the house, the Party B can implement the secondary design in view of the fire-fighting engineering, central air condition system, safety of the park, the whole image of the mansion, etc.; however, the Party A shall implement delivery of decoration. The Party A shall report the budget to the Party B according to the decoration drawing and implement construction when both parties approve; and the Party B shall bear all expenses.

7.2.8 The Party B shall not sublease, borrow the leased house privately, or offer the house to others for use in other forms or use the house jointly with others; or it shall be deemed that the Party B violates against the agreement.

7.2.9 The Party B shall allow the Party A (or the person authorized by the Party A) to enter into the leased house to check the condition, count the fixed equipments, implement necessary repairing and handle the emergency condition at the appropriate time with prior notice (without prior notice when meeting emergency) for reasonable cause.

7.2.10 The Party A shall have the right to terminate the contract, resume the house if the Party B has following behaviors; and if the Party A is trapped in loss therefrom, the Party B shall compensate:

7.2.10.1 The Party B defers to pay the rent or other expenses for 3 days;

7.2.10.2 The Party B subleases the leased house privately;

7.2.10.3 The Party B transfers and borrows the leased house or exchange the house with others;

7.2.10.4 The Party B dismantles the structure of the leased house or changes its purposes privately;

7.2.10.5 The Party B implements illegal activities by means of the leased house or within the leased house;

7.2.10.6 The Party B damages the leased house on purpose.

7.2.10.7 Other circumstances in which the contract can be terminated and the house can be resumed in accordance with the provisions of laws and regulations.

7.2.11 The Party B shall be responsible for handling and bearing the obligations and liabilities generated due to operation and other behaviors of the Party B within the tenancy; and it is nothing to do with the Party A.

7.2.12 The Party B shall give the notice to the Party A 60 working days before terminating the contract in advance. The Party B shall pay off all rents and other expenses before terminating the contract, and recover the leased house and return it to the Party A in accordance with the requirements of the Party A; or the Party A shall have the right to deduct the performance bond.

7.2.13 Without getting approval of the Party A, the Party B shall not arrange signboard, advertising board and any other logos in the public part of the park, such as the outer wall, as well as arrange the signboard, advertising board and any other logos which can be identified from the outer part of the park in the leased house; or the Party A shall have the right to require the Party B to take down within the time limit; if the Party B refuses to taken them, the Party A shall have the right to remove forcibly and require the Party B to bear the expenses for removal and loss of the Party A caused therefrom.

Article 8 Renewal of the contract and expiry of tenancy

8.1 The contract shall be terminated automatically when the tenancy of the contract is expired. If wanting to lease the house continuously, the Party B shall propose to the Party A 3 months before expiry of tenancy, and both parties shall sign the lease contract again after getting approval of the Party A.

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

8.2 When the contract is expired and the Party B does not renew the contract or the Party A is not willing to renew the contract, the Party B shall pay off various expenses and recover the leased house in accordance with the requirements of the Party A before expiry of the tenancy; or the Party A shall have the right to require the Party B to bear repairing and compensation liabilities due to loss of the house, and all losses shall be deducted from the performance bond.

Article 9 Responsibilities for breach of contract

9.1 Any party violating against the contract shall bear the responsibilities for breach of contract during implementation of the contract; any party shall bear the compensation liability if the opposite party is trapped in losses; if both parties have faults, each party shall bear corresponding liabilities.

9.2 If failing to pay the rent in accordance with the time agreed, the Party B shall pay the overdue penalty which is 1% of the rent each day to the Party A; and if the Party B defers to pay the rent within 30 days, the Party A can terminate the contract unilaterally.

9.3 The Party A shall have the right to resume the house and its auxiliary assets immediately since the date of termination of the contract if the Party A terminates the contract due to violation of the Party B.

9.4 The Party B shall carry all objects from the house leased before on the date of expiry or termination of the contract; or it shall be deemed that the Party B abandons his ownership, and the Party A can handle the objects voluntarily. Further, the Party B shall bear all expenses and loss of the Party A generated therefrom. If the Party B refuses to empty the house within the above-mentioned time limit, the Party A shall have the right to enter into the house to resume the house forcibly, and the Party B shall bear all losses generated therefrom voluntarily.

Article 10 Force majeure

The force majeure means the unexpected, inevitable and insurmountable objective conditions, such as earthquake, typhoon, rainstorm, fire, war and other objective conditions. Any party suffered from the force majeure shall give the written notice to the opposite party timely and offer the detailed condition of force majeure and effective documentary evidence about the reason why the contract cannot be implemented completely or partially or is required deferred implementation within 15 working days since the date of occurrences of force majeure. The documentary evidence shall be issued by the notary organ of the area where the force majeure occurs. According to the degree of influence of the force majeure to the contract, both parties shall confirm whether to terminate the contract through discussion, or the liabilities of the contract can be exempted partially, or the contract can be postponed.

The circumstances, such as operation difficulty and culpable arrangement of any party or both parties cannot be deemed as force majeure regardless of the severity of the circumstances.

Article 11 Supplementary terms

None

Article 12 Application of law and resolution of disputes

12.1 Conclusion and explanation of the contract and resolution of disputes shall be applicable to the laws of the People's Republic of China.

12.2 Both parties shall solve all disputes generated during implementation of the contract or related to the contract through friendly negotiation; if the disputes cannot be dissolved through friendly negotiation, the people's court of the area where the leased property belongs to shall solve the disputes.

Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.

Article 13 Supplementary articles

13.1 Both parties shall sign the supplementary agreements to specify the matters not covered above otherwise. The annex of the contract and the supplementary agreement signed during implementation of the contract are taken as the indivisible constituent part of the contract. The supplementary agreement shall prevail if the supplementary agreement is different from the contents specified in the contract.

13.2 The title of the contract is set for convenience only, without influence to understanding and explanation of the contents under the contract.

13.3 The contract in Chinese shall prevail. Further, the contract is in quadruplicate; both parties shall hold two copies having equal legal effect.

133.4 The contract shall come into effect when both parties sign and affix the seals and the Party B pays the performance bond.

Party A: Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd. (seal)

Authorized Representative:	/s Jiang

Party B: Liulin Junhao Coking Coal Trading Co., Ltd. (seal)

Authorized Representative:	/s/ Yonghong Che

Seal of Qidi (Taiyuan) Science & Technology Park Investment & Development Co., Ltd.
Seal of Liulin Junhao Coking Coal Trading Co., Ltd.

Date: October 26, 2016